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Exhibit 10.16

AMENDMENT NUMBER FOUR
TO
AMENDED AND RESTATED CREDIT AGREEMENT

        THIS AMENDMENT NUMBER FOUR TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made as of December 14th, 2001, by and among BANK OF AMERICA, N.A., a national banking association, U.S. BANK NATIONAL ASSOCIATION, a national banking association, KEYBANK NATIONAL ASSOCIATION, a national banking association (the "Lenders"), BANK OF AMERICA, N.A., as agent for the Lenders (the "Agent"); and FLOW INTERNATIONAL CORPORATION, a Washington corporation ("Borrower").

RECITALS

        A.    Lenders, Agent and Borrower are parties to that certain Amended and Restated Credit Agreement dated as of December 29, 2000, as amended by that certain Amendment Number One to Amended and Restated Credit Agreement dated as of February 28, 2001, that certain Amendment Number Two to Amended and Restated Credit Agreement dated as of May 30, 2001 and that certain Amendment Number Three to Amended and Restated Credit Agreement dated as of July 31, 2001 (the "Credit Agreement").

        B.    Borrower has requested that Lenders and Agent amend, among other things, the definitions of "Applicable Percentage" and "Pricing Level," certain financial covenants and reduce the amount of the Total Revolving Commitment and the Sweepline Commitment, pursuant to the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, the parties hereto agree as follows:

AGREEMENT

        1.    Definitions.    Capitalized terms not otherwise defined in this Amendment shall have the meaning set forth in the Credit Agreement.

        2.    Amendment to Credit Agreement.

          (a)    Amendment to Section 1.1.    Section 1.1 of the Credit Agreement is hereby amended as follows:

            (i)    Amendment to Definition of "Applicable Percentage."    The matrix within the definition of "Applicable Percentage" is hereby deleted and replaced with the following:

            "Applicable Percentage" means on any date, the rate per annum that is determined by reference to the following matrix or subclause (ii) below:

Pricing Level	Applicable Percentage with respect to the LIBOR Rate or Multi- Currency Rate	Applicable Percentage with respect to the Base Rate	Applicable Percentage with respect to the Unused Portion
I	1.30%	0%	25 basis points
II	1.40%	0%	25 basis points
III	1.75%	..50%	30 basis points
IV	2.50%	1.00%	37.5 basis points
V	3.00%	1.50%	50 basis points
VI	3.50%	2.00%	50 basis points

            (i)    The Applicable Percentage shall be adjusted forty-five (45) days after the end of each of the first three fiscal quarters in each of Borrower's fiscal years and ninety (90) days after the end of each fiscal year of Borrower.

            In the event that any of the financial statements or quarterly compliance certificates required to be delivered pursuant to Section 6.9 are not delivered when due, then (aa) if such financial statements and certificates are delivered after the date such financial statements and certificates were required to be delivered (without giving effect to any applicable cure period) and the Applicable Percentage increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Percentage during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (cc) below, be the Applicable Percentage as so increased; (bb) if such financial statements and certificates are delivered after the date such financial statements and certificates are required to be delivered (without giving effect to any applicable cure period) and the Applicable Percentage decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Applicable Percentage shall not become effective until the date upon which the financial statements and certificates actually were delivered; and (cc) if such financial statements and certificates are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and certificates were required to be delivered (after the expiration of the applicable cure period) until two (2) Business Days following the date upon which they actually are delivered, Pricing Level IV shall apply.

            (ii)  Notwithstanding the foregoing to the contrary and without limiting any other rights which the Agent or Lenders may have under any Loan Document or applicable law in respect thereof, at any time that Borrower is in default of its obligations under Section 6.17 of this Agreement, the Applicable Interest Rate in effect shall be three percent (3%) above the Base Rate.

            (ii)    Amendment to Definition of "Pricing Level."    The definition of "Pricing Level" is hereby deleted and replaced with the following:

            "Pricing Level" means a pricing level determined from the following matrix:

Pricing Level	Senior Funded Debt Ratio as of the end of the previous fiscal quarter
I	Less than 1.00:1
II	Equal to or greater than 1.00:1 and less than 2.00:1
III	Equal to or greater than 2.00:1 and less than 3.00:1
IV	Equal to or greater than 3.00:1 and less than 3.50:1
V	Equal to or greater than 3.50:1 and less than 4.00:1
VI	Equal to or greater than 4.00:1

            (iii)    Amendment to Definition of "Total Revolving Commitment."    The definition of "Total Revolving Commitment" is hereby deleted and replaced with the following:

            "Total Revolving Commitment" means $75,000,000.

          (b)    Amendment to Section 2.1(a). The matrix set forth in Section 2.1(a) is hereby deleted and replaced with the following:

Lender	Revolving Commitment	Pro Rata Share
Bank of America	$31,600,000	42.13333%
U.S. Bank	$23,400,000	31.20000%
KeyBank	$20,000,000	26.66667%
Total Revolving Commitment	$75,000,000	100.0000%

          (c)    Amendment to Section 2.1(b).    The first sentence of Section 2.1(b) of the Credit Agreement is hereby deleted and replaced with the following:

            Subject to the terms and conditions of this Agreement, the Sweepline Bank hereby severally agrees to make loans (each such loan, a "Sweepline Loan") to Borrower from time to time on Business Days until the Sweepline Maturity Date to cover overdrafts on any of Borrower's checking accounts with the Sweepline Bank in an aggregate principal amount at any one time outstanding not to exceed Three Million Dollars ($3,000,000) (the "Sweepline Commitment").

          (d)    Amendment to Section 3.2(b)(i).    Section 3.2(b)(i) of the Credit Agreement is hereby deleted and replaced with the following:

            (i)    with respect to standby Letters of Credit, equal to the Applicable Percentage with respect to the LIBOR Rate (in effect at the time such standby Letter of Credit is issued) per annum of the amount available to be drawn on the outstanding standby Letter of Credit, which fee shall not be less than Two Hundred Fifty Dollars ($250),

          (e)    Amendment to Section 6.9(a).    Section 6.9(a) of the Credit Agreement is hereby deleted and replaced with the following:

            (a)    Annual Audited Financial Statements.    As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, the consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and the consolidated statement of retained earnings and statement of cash flows of Borrower and its Subsidiaries for such year, and, in addition, Borrower's consolidating balance sheet and statement of income of Fresher Under Pressure, Inc., accompanied by (i) the audit report thereon by independent certified public accountants selected by Borrower and reasonably satisfactory to Agent (which reports shall be prepared in accordance with GAAP and shall not be qualified by reason of restricted or limited examination of any material portion of the records of Borrower or any Subsidiary and shall contain no disclaimer of opinion or adverse opinion except such as Agent in its sole discretion determines to be immaterial) and (ii) an Officer's Certificate of Borrower certifying that as of the close of such year no Event of Default or Default had occurred and was continuing;

          (f)    Amendment to Section 6.9(b).    Section 6.9(b) of the Credit Agreement is hereby deleted and replaced with the following:

            (b)    Quarterly Unaudited Financial Statements.    As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of Borrower, the unaudited consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal quarter and the unaudited consolidated statement of income and consolidated statement of cash flows of Borrower and its Subsidiaries for the fiscal year to the end of such fiscal quarter, unless the same has been provided in the form of Borrower's Form 10Q, and, in addition, Borrower's consolidating balance sheet and statement of income of Fresher Under Pressure, Inc.; accompanied by an Officer's Certificate of Borrower certifying that (i) reports have been prepared in accordance with GAAP consistently applied and results of operation of Borrower and its Subsidiaries as at the end of and for such fiscal quarter and that since the previous fiscal year-end report referred to in clause (a) there has been no material adverse change in the financial condition of Borrower or in the financial condition of any of its Subsidiaries and that (ii) as of the close of such fiscal quarter no Event of Default or Default had occurred and was continuing;

          (g)    Amendment to Section 6.12—Fixed Charge Coverage Ratio.    Section 6.12 of the Credit Agreement is hereby deleted and replaced with the following:

            Section 6.12    Fixed Charge Coverage Ratio.    For any four consecutive fiscal quarters, Borrower shall maintain, on a consolidated basis, a Fixed Charge Coverage Ratio of at least (a) 1.25 to 1 as at the fiscal quarters ending October 31, 2001, January 31, 2002 and April 30, 2002, and (b) 1.50 to 1 as at the fiscal quarters ending July 31, 2002 and thereafter. "Fixed Charge Coverage Ratio" shall mean the quotient obtained by dividing (a) the sum of Cash Flow by (b) the sum of Fixed Charges. "Cash Flow" shall mean Borrower's net income after taxes, plus interest expense, depreciation and amortization, and less the aggregate amount of any dividends issued. "Fixed Charges" shall mean Borrower's interest expense, plus its current portion of any long-term debt

          (h)    Amendment to Section 6.13—Funded Debt Ratio.    Section 6.13 of the Credit Agreement is hereby deleted and replaced with the following:

            Section 6.13    Funded Debt Ratio.    As of the end of each fiscal quarter, Borrower shall maintain, on a consolidated basis, a Funded Debt Ratio of not more than (a) 6.50 to 1 as at the fiscal quarters ending October 31, 2001, January 31, 2002, and April 30, 2002, and (b) 4.50 to 1 as at the fiscal quarters ending July 31, 2002 and thereafter. As used herein "Funded Debt Ratio" shall mean as of the end of any fiscal quarter, the quotient obtained by dividing (a) the Funded Debt as of the end of such fiscal quarter by (b) the EBITDA for such quarter and the three immediately preceding fiscal quarters, plus, in the event that Borrower has acquired any Subsidiaries during such fiscal quarter or during the immediately preceding three fiscal quarters, the EBITDA of such Subsidiaries from the first day of the immediately preceding three fiscal quarters through the date of acquisition of each Subsidiary. "EBITDA" shall mean pre-tax net income (or pre-tax net loss), plus, the sum of (i) interest expense, (ii) depreciation expense, (iii) depletion expense, and (iv) amortization expense.

          (i)    Amendment to Section 6.17—Senior Funded Debt Ratio.    Section 6.17 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

            Section 6.17    Senior Funded Debt Ratio.    Borrower shall maintain, on a consolidated basis, a Senior Funded Debt Ratio of not more than (a) 4.50 to 1 as at the fiscal quarters ending October 31, 2001, January 31, 2002 and April 30, 2002, and (b) 3.00 to 1 as at the fiscal quarters ending July 31, 2002 and thereafter. As used herein, "Senior Funded Debt Ratio" shall mean, as of the end of any fiscal quarter, the quotient obtained by dividing (A) Senior Funded Debt as of the end of such fiscal quarter by (B) the EBITDA for such quarter and the three immediately preceding fiscal quarters, plus, in the event that Borrower has acquired any Subsidiaries during such fiscal quarter or during the immediately preceding three fiscal quarters, the EBITDA of such Subsidiaries from the first day of the immediately preceding three fiscal quarters through the date of acquisition of each Subsidiary. "EBITDA" shall mean pre-tax net income (or pre-tax net loss), plus, the sum of (i) interest expense, (ii) depreciation expense, (iii) depletion expense, and (iv) amortization expense.

          (j)    Addition of Section 7.10—Repayment Restrictions.    Section 7.10 is hereby added to the Credit Agreement:

            Section 7.10—Repayment Restrictions.    Borrower shall not (a) repay more than one-half (1/2) of the current balance of any amounts owing to any Private Lender (which the parties hereto agree that as of December 7, 2001 is $8,571,286) under the Note Agreement prior to July 31, 2002 and (b) repay the remaining balance of any amounts owing to any Private Lender under the Note Agreement prior to September 24, 2002.

        3.    Amendment Fee to Lenders.    Borrower shall pay to the Agent for the benefit of each Lender, a fee in the amount of fifteen (15) basis points of such Lender's Pro Rata Share of the Total Revolving Commitment, as amended by this Amendment. Borrower's obligations to pay such fee under this Section 3 shall constitute an amount payable under the Credit Agreement for purposes of Section 8.1(a) thereof.

        4.    Consent to Repayment of Amounts Owing Under Note Agreement.    The Agent and each Lender hereby consent, for purposes of Section 3.10 of the Intercreditor Agreement, to the acceleration of the repayment of the obligations owing by Borrower to the Private Lenders under the Note Agreement as and to the extent set forth in Section 2(j) of this Amendment and Section 7.10 of the Credit Agreement, as added by this Amendment. The Agent and each Lender further agree that the Private Lenders may rely on the written consent set forth in this Section 4, but that nothing in this Amendment or the Credit Agreement, as amended hereby, shall be construed to create any right, benefit, priority or interest for any Private Lender other than as specifically described in this Section 4.

        5.    Conditions to Effectiveness.    This Amendment shall become effective when Borrower, Agent and each Lender have executed and delivered counterparts hereof to Agent and each of the fees described in Section 3 above have been paid in full.

        6.    Representations and Warranties.    Borrower hereby represents and warrants to the Lenders and Agent that each of the representations and warranties set forth in Article 5 of the Credit Agreement is true and correct in each case as if made on and as of the date of this Amendment and Borrower expressly agrees that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made hereunder shall prove to have been incorrect in any material respect when made.

        7.    No Further Amendment.    Except as expressly modified by the terms of this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and the parties hereto expressly reaffirm and ratify their respective obligations thereunder.

        8.    Governing Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of Washington.

        9.    Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

        10.    Oral Agreements Not Enforceable.

    ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number Four to Amended and Restated Credit Agreement as of the date first above written.

BORROWER:	FLOW INTERNATIONAL CORPORATION
By

	Name:	Michael R. O'Brien
	Title:	Chief Financial Officer

By

	Name:	Ronald W. Tarrant
	Title:	President and Chief Executive Officer

LENDERS:	BANK OF AMERICA, N.A.
By

	Name:	William P. Stivers
	Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION
By

	Name:	Alan Forney
	Title:	Vice President

KEYBANK NATIONAL ASSOCIATION
By

	Name:	Jason R. Gill
	Title:	Vice President

AGENT:	BANK OF AMERICA, N.A.
By

	Name:	Ken Puro
	Title:	Vice President

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AMENDMENT NUMBER FOUR TO AMENDED AND RESTATED CREDIT AGREEMENT
AGREEMENT